UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2005

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 17, 2005, the Compensation Committee of our Board of Directors and the full board of Directors approved specific performance-based awards under our Long-Term Incentive Plan to certain individuals, each of whom is expected to be a “named executive officer” in the compensation table contained in our Annual Report on Form 10-K for 2005.  The individuals and amounts awarded are as follows:  Mr. George R. Coiner—70,000 phantom units; Mr. W. David Duckett—50,000 phantom units; and Mr. John vonBerg—50,000 phantom units.  These awards will vest in equal 33.3% increments upon achievement of annualized distribution levels of $2.90, $3.00 and $3.10 per limited partner unit and continued employment through May of each of 2008, 2009 and 2010, respectively.     The awards include distribution equivalent rights, which will be earned only upon achievement of the indicated performance hurdles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: November 18, 2005	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
Name: Tim Moore
Title: Vice President